UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016  (March 8, 2016)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

At the J.P. Morgan Aviation, Transportation and Industrials Conference on March 8th, and the Raymond James 37th Annual Institutional Investors Conference on March 9th, Robert M. Knight, Jr., Executive Vice President-Finance and Chief Financial Officer of Union Pacific Corporation (the Company), indicated that the Company now expects coal volumes to be down around 30 percent in the First Quarter of 2016 versus the prior year. Total volumes for the first quarter are still expected to be down in the mid-single digit range in 2016 versus 2015.

Mr. Knight also noted that the Company now expects its total cumulative capital spending on Positive Train Control (PTC) to be approximately $2.9 billion over time.

This Form 8-K disclosure contains forward-looking statements that are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors, including risk factors, regarding forward-looking information and these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2016

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel